Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
Scott A. Kingsley, Executive Vice President and CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. COMPLETES MERGER WITH SALISBURY BANCORP, INC.
AND ANNOUNCES INCREASED CASH DIVIDEND

NORWICH, NY (August 14, 2023) (GLOBE NEWSWIRE) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) announced that it completed the merger of Salisbury Bancorp, Inc. (“Salisbury”) with and into NBT (“Merger”) on August 11, 2023. The Merger added 13 banking offices to the NBT franchise in complementary markets, including northwestern Connecticut, the Hudson Valley region of New York and southwestern Massachusetts. Following a core systems conversion that occurred over the weekend, NBT Bank now has 153 banking offices across its seven-state footprint.

“We are honored to build on the relationships Salisbury has cultivated with its customers, communities and shareholders for 175 years,” said NBT President and CEO John H. Watt, Jr. “We are also pleased to welcome the dedicated professionals joining NBT in customer-facing positions in our retail, commercial and wealth management businesses along with many in key support roles in our new Lakeville Operations Center. With the integration of our two high-quality community banks, we are focused on continuing to support all stakeholders with a smooth transition and to the opportunity to grow our combined company together.”

In connection with the closing of the Merger, NBT has appointed former President and CEO of Salisbury, Richard J. Cantele, Jr., to its board of directors. He will also join the Executive Management Team at NBT.

Dividend Increase

On August 14, 2023, NBT approved a third-quarter 2023 cash dividend of $0.32 per share, which represents a $0.02 per quarter, or 6.7%, increase over the dividend paid in the second quarter of this year. This is the Company’s eleventh consecutive year of annual dividend increases. The dividend will be paid on September 15, 2023 to shareholders of record on September 1, 2023.

About NBT Bancorp

NBT Bancorp is a financial holding company headquartered in Norwich, NY, with total assets of $11.89 billion at June 30, 2023. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services subsidiaries. NBT Bank, N.A. has banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire, Maine and Connecticut. EPIC Retirement Plan Services is a national benefits administration firm. NBT Insurance Agency, LLC, is a full-service regional insurance agency.

Forward Looking Statements

This report contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about NBT and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding NBT’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to NBT, are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: (1) the businesses of NBT and Salisbury may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) the possibility that NBT may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all or to successfully integrate Salisbury’s operations and those of NBT; (5) such integration may be more difficult, time consuming or costly than expected; (6) revenues following the proposed transaction may be lower than expected; (7) NBT’s success in executing its business plan and strategy and managing the risks involved in the foregoing; (8) the dilution caused by NBT’s issuance of additional shares of its capital stock in connection with the proposed transaction; (9) changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; (10) legislative and regulatory changes; and (11) uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on NBT. Further information about these and other relevant risks and uncertainties may be found in NBT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in subsequent filings with the SEC.

Forward-looking statements speak only as of the date they are made. NBT does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.